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                                                                     EXHIBIT 4.3


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                                   EIGHTEENTH
                             SUPPLEMENTAL INDENTURE
                               _________________

                        MADISON GAS AND ELECTRIC COMPANY

                                     TO

                            FIRSTAR TRUST COMPANY
             (FORMERLY KNOWN AS FIRST WISCONSIN TRUST COMPANY),

                                   TRUSTEE

                          DATED AS OF MARCH 1, 1994

                          ________________________

                            CREATING AN ISSUE OF
                      FIRST MORTGAGE BONDS, 2029 SERIES

                         __________________________

                        SUPPLEMENTAL TO INDENTURE OF
                         MORTGAGE AND DEED OF TRUST
                         DATED AS OF JANUARY 1, 1946

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          Eighteenth Supplemental Indenture, dated as of the 1st day of March,
1994, between MADISON GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin (hereinafter called the "Company"), party of the first part, and FIRSTAR TRUST COMPANY (formerly known as FIRST WISCONSIN TRUST COMPANY), a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal place of business in the City of Milwaukee, Wisconsin (hereinafter called the "Trustee"), as Trustee under the Indenture hereinafter mentioned, party of the second part:

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage and Deed of Trust (hereinafter called the "Indenture"), dated as of January 1, 1946, to secure the Company's First Mortgage Bonds, unlimited in aggregate principal amount except as therein otherwise provided, and has heretofore executed and delivered to the Trustee seventeen supplemental indentures creating seventeen series of bonds, bonds of seven of which series are outstanding as of the date hereof; and

          WHEREAS, the Company desires in and by this Eighteenth Supplemental Indenture (hereinafter called "this Supplemental Indenture") to create a eighteenth series of bonds to be issued under the Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other provisions and agreements in respect thereof as are in said Indenture provided or permitted; and

          WHEREAS, the following terms shall for all purposes of this Supplemental Indenture have the following meanings unless the context otherwise requires:

          The term "Additional Bonds" means the Company's bonds, of a series to be designated, registered under the Registration Statement and to be issuable under and authenticated and delivered from time to time pursuant to the Indenture;

          The term "Debt Securities" means the Additional Bonds and the Notes, in the combined aggregate principal amount of not to exceed $45,000,000;

          The term "Notes" means the Company's Secured Medium-Term Notes, Series A, registered under the Registration Statement and to be issuable under and authenticated and delivered from time to time pursuant to the Note Indenture;

          The term "Note Indenture" means the Indenture of Trust, dated as of March 1, 1994, by and between the Company and M&I First National Bank, as trustee, and any indenture supplemental thereto or amendatory
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     thereof, pursuant to which the Notes may be issued and will be secured;

          The term "Note Trustee" means the person, corporation or banking association acting as trustee from time to time under the Note Indenture; and

          The term "Registration Statement" means the Company's Registration Statement on Form S-3 (Registration No. 33-__) filed with the Securities and Exchange Commission, including any amendments thereto; and

          WHEREAS, the Company also desires in and by this Supplemental Indenture to record the description of, and confirm unto the Trustee, certain property acquired after the execution and delivery of the Seventeenth Supplemental Indenture; and

          WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed, and fulfilled, and the execution and delivery of this Supplemental Indenture in the form and with the terms hereof have been in all respects duly authorized;

          NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable considerations, it is agreed by and between the Company and the Trustee as follows:

CONFIRMATION OF CONVEYANCE OF CERTAIN PROPERTY ACQUIRED AFTER EXECUTION AND DELIVERY OF THE SEVENTEENTH SUPPLEMENTAL INDENTURE

          First.  The Company records in Exhibit "A" to this Supplemental
          -----
Indenture, which is annexed hereto and made a part hereof, the description of, and hereby confirms unto the Trustee, the property therein described which has been acquired by the Company after the execution and delivery of the Seventeenth Supplemental Indenture and is now subject to the lien of the Indenture in all respects as if originally described therein, to have and to hold such property in trust, upon all the terms and trusts and subject to all the matters and to all conditions, all to the same extent and with the same force and effect as though conveyed by the Indenture in the first instance.

          Second.  The Company also hereby confirms unto the Trustee all other
          ------
property of every kind, character and description (other than Excepted Property as defined in the Indenture), acquired or constructed by the Company after the execution and delivery of the Seventeenth Supplemental Indenture, located in the Counties of Dane, Columbia, Kewaunee, Fond du Lac,

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Green Lake, Dodge, Iowa, Juneau, Monroe and Vernon, State of Wisconsin, or
elsewhere, including, without limiting the generality of the foregoing, all transmission lines, pipe lines, additions to electric generating plants and to gas works, substations, and electric and gas distribution systems and facilities, including those now under construction; also all franchises, leases, permits, easements, rights of way, consents and licenses; all of said property being now subject to the lien of the Indenture in all respects as if originally described therein; together with all and singular the easements, hereditaments and appurtenances belonging or in any wise appertaining to the property above described or referred to, and all the estate, title, claims and demands whatsoever, as well in law as in equity, of the Company in and to the same and any and every part and parcel thereof; and all and singular the rents, issues, profits, tolls and other income thereof; excepting always Excepted Property as defined in the Indenture.


                                   ARTICLE I

                       FIRST MORTGAGE BONDS, 2029 SERIES

          SECTION 1. There is hereby created a series of bonds to be issued under and secured by the Indenture, to be designated, distinguished and known as "First Mortgage Bonds, 2029 Series" of the Company (hereinafter called "Bonds of This Series"). Bonds of This Series may be issued in the aggregate principal amount of up to $45,000,000, except as provided in the Indenture and this Supplemental Indenture. Bonds of This Series shall be issued as fully registered bonds without coupons and shall be dated as of the interest payment date next preceding the authentication thereof by the Trustee, except that: (i) if any Bond of This Series shall be authenticated before July 15, 1994 it shall be dated as of January 15, 1994 (unless (iii) below is applicable); (ii) if the Company shall at the time of authentication of a Bond of This Series be in default in the payment of interest upon Bonds of This Series, such Bond of This Series shall be dated as of the date of the beginning of the period for which such interest is so in default; (iii) so long as there is no existing default in the payment of interest on Bonds of This Series, if any Bond of This Series shall be authenticated at any time after the close of business on any record date, as hereinafter defined, with respect to any interest payment date (January 15 or July 15, as the case may be) and on or prior to such interest payment date, it shall be dated as of such interest payment date; and (iv) interest shall not begin to accrue on the Bonds of this Series until one or more Notes shall have been issued, authenticated and delivered pursuant to the Note Indenture, and then only to the extent that interest accrues on the outstanding principal amount of such Notes.

          The registered owner of any Bond of This Series dated as of an interest payment date as provided in (iii) above shall,

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if the Company has defaulted in the payment of interest due on such interest payment date and such default shall be continuing, be entitled to exchange such Bond of This Series for a Bond or Bonds of This Series of the same aggregate principal amount dated as of the interest payment date next preceding the interest payment date first mentioned in this sentence. If the Trustee shall have knowledge at any time that any registered owner of a Bond of This Series shall be entitled by the provisions of the next preceding sentence to exchange such Bond of This Series, the Trustee shall within 30 days mail to such owner at the address of such owner appearing upon the registry book of the Company a notice informing such owner that such owner has such right of exchange.

          Each of the Bonds of This Series shall mature January 15, 2029 (or on such earlier date or dates as of which any of the Notes shall mature) (each such date being hereinafter referred to as a "Maturity Date"). The principal of, premium, if any, and interest on each Bond of This Series shall be payable in lawful money of the United States of America in immediately available funds to the registered owner at the address of such owner appearing on the registry books of the Company, except that the final payment of each particular Bond of This Series shall be payable to such owner upon presentation and transfer thereof at the principal office of the Trustee. The rate of interest on each Bond of This Series shall with respect to any interest payment date be equal to such rate or rates per annum as shall cause the aggregate amount of interest payable on the Bonds of This Series to equal the aggregate amount of interest payable on the Notes on such dates or 25% per annum, whichever is less, in each case payable on the first day of January and July of each year during which any Notes are outstanding; and the terms and manner of redemption for each Bond of This Series shall be as referred to in this Article I.

          So long as there shall be no existing default in the payment of interest on the Bonds of This Series, the person in whose name any Bond of This Series is registered at the close of business on the record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Bond of This Series subsequent to such record date and on or prior to such interest payment date. If and to the extent that the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall, upon the subsequent payment thereof, be paid to the person in whose name such Bond of This Series is registered on the date of such payment.

          If and to the extent that the Company pays interest for any given period of time on the Notes, then there shall be deemed to be paid on the Bonds of This Series an amount of interest equal to the amount of such interest paid on the Notes; provided, however, that such payment of interest shall be deemed to be so

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paid only when and to the extent that notice of such payment of interest is given by the Company to the Trustee.

          The term "record date" as used herein with respect to any interest payment date shall mean the 10th business day prior to such interest payment date. The term "business day" as used herein shall mean any day other than a Saturday or a Sunday or a day on which the offices of the Trustee are closed pursuant to authorization of law.

          SECTION 2. The Bonds of This Series shall be redeemable prior to maturity only as provided in Sections 4 and 5 of this Article I and not pursuant to any other provisions of the Indenture as previously supplemented unless all bonds outstanding thereunder shall be redeemed.

          In case the Company shall at any time elect to redeem, or in accordance with this Supplemental Indenture shall be required to redeem, all or any part of the Bonds of This Series, it shall give notice to the effect that it has so elected or is so required to redeem all or a part thereof, as the case may be, on a date therein designated, specifying in case of redemption of a part of the Bonds of This Series the distinctive numbers of the bonds to be redeemed (and the portion thereof to be redeemed in the case of partial redemption of any bond), and in every case stating the applicable redemption price, the provision of this Supplemental Indenture pursuant to which such redemption is being made and that on and after such date interest will cease to accrue on the bonds (or portions thereof in the case of partial redemption of any particular bond) to be so redeemed.

          Such notice shall be mailed by the Company, postage prepaid, at least 30 and not more than 45 days prior to such date of redemption, to the Trustee and to the registered owners of all Bonds of This Series to be so redeemed, at their respective addresses appearing upon the register thereof.

          In the event that the Company shall desire to exercise its right, or is required by the provisions of this Supplemental Indenture, to redeem all or any part of the Bonds of This Series it shall, except as modified herein, comply with the terms and conditions of Article IV of the Indenture with regard to the redemption of bonds, and such redemption shall be made under and subject to the terms and provisions of said Article IV and in the manner and with the effect stated therein; provided, however, that the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those Bonds of This Series which are to be redeemed if only a part thereof are to be redeemed, and payments in respect of the redemption of Bonds of This Series shall be made directly by the Company to the registered owners of the bonds entitled thereto.

          In the event that any Bond of This Series shall be redeemed in part, the portion of any such bond so redeemed in

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part shall be $1,000 or an integral multiple thereof, and payment of the redemption price of such portion of a bond shall be made by the Company (or the Trustee, as the case may be) to the registered owner thereof, at its address appearing on the register, without presentation or surrender thereof, provided that there is on file with the Company and the Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and the Trustee) a written commitment from such registered owner acknowledging that payments in respect of redemption are to be made in accordance with this Section 2 and to the effect that such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed, except that the final payment of each particular Bond of This Series shall be payable to such owner upon presentation and surrender thereof at the principal office of the Trustee. Prior to any transfer by the registered owner of any Bonds of This Series, the same shall be surrendered to the Company or the Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.

          SECTION 3. Bonds of This Series may be issued in the denomination of $1,000, and in such multiples of $1,000 as the Company may authorize, numbered consecutively from "RU1" upward, the execution and delivery thereof to be conclusive evidence of such authorization.

          The Bonds of This Series and the Trustee's certificate of authentication thereon shall be substantially in the respective forms set forth in Exhibit B annexed hereto (any of the provisions of such Bonds may be set forth on the reverse side thereof).

          SECTION 4. On each Maturity Date and on any other date on which the principal amount of the Bonds of This Series shall become due and payable, the aggregate principal amount of the Bonds of This Series so payable shall be equal to the lesser of (i) $45,000,000 and (ii) the aggregate principal amount of the Notes maturing on such date.

          If and when any Notes are purchased by the Company and surrendered to the Note Trustee for cancellation, or the principal of any Notes is redeemed or paid by the Company, or any Additional Bonds are issued by the Company, then there shall be deemed to be paid, or in the case of mandatory or optional redemption of any Notes, correspondingly redeemed, a principal amount of the Bonds of This Series then outstanding equal to the principal amount of the Notes so purchased, redeemed or paid or the Additional Bonds so issued, as the case may be; provided, however, that such payment or redemption of the Bonds of This Series shall be deemed to be made only when and to the extent that notice of such purchase, redemption or payment of such Notes

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or issuance of such Additional Bonds is given by the Company to the Trustee.

          SECTION 5. The Company shall redeem the Bonds of This Series in whole on a redemption date prior to maturity at a redemption price equal to 100% of the principal amount of the Notes outstanding on such date, plus accrued interest on the Notes to such redemption date, if the Trustee shall have received a written demand from the Note Trustee for redemption of one or more of the Bonds of This Series held by the Note Trustee stating that an "Event of Default" under the Note Indenture has occurred and is continuing, that payment of the principal of the Notes has been accelerated, that the Note Trustee is waiving notice of redemption of the Bonds of This Series and specifying a date for such redemption which shall be not less than 30 nor more than 60 days after the date of such written demand; provided, however, that the Bonds of This Series shall not be redeemed in the event that prior to such proposed redemption date (a) the Trustee shall have received a certificate of the Note Trustee (i) stating that there has been a waiver of such Event of Default and a rescission and annulment of such acceleration by the holders of the Notes in accordance with the Note Indenture or (ii) otherwise withdrawing said written demand or (b) an event of default as defined in Section 2 of Article IX of the Indenture shall have occurred and be continuing and there shall have been a declaration of acceleration of the principal of all the bonds.

          SECTION 6. Bonds of This Series shall not be transferable except as required to effect assignment thereof to the Note Trustee or any successor trustee under the Note Indenture, or in the exercise of rights and remedies consequent upon an event of default thereunder, and then only by the registered owner thereof upon presentation and surrender thereof at the principal office of the Trustee in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust, and a legend to that effect may be placed on Bonds of This Series. In the case of an exchange, Bonds of This Series may be exchanged for Bonds of This Series of the same aggregate principal amount but of different authorized denomination or denominations. Any such exchanges and transfers shall be without charge (other than for taxes and other governmental charges, if any) and otherwise be subject to the terms and conditions set forth in Article II of the Indenture.

          As permitted by Article II, Section 1, subdivision (c) of the Indenture and Section 12.8 of the Note Indenture, the Company shall be entitled to require that the Note Trustee present one or more Bonds of This Series to the Trustee in exchange for other Bonds of This Series with a lower interest rate and different Maturity Date and other terms which mirror the precise terms of the Notes outstanding from time to time under the Note Indenture; provided, however, that until, and notwithstanding the absence of, such exchange, the Bonds of This Series shall for all purposes of the Indenture and this

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Supplemental Indenture be deemed to have the same terms as such outstanding
Notes.

          Every Bond of This Series surrendered for transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the registered owner or by a duly authorized attorney (transferring such bond to the Company in the case of exchanges), and the signature to such transfer power shall be guaranteed to the satisfaction of the Trustee.

          All Bonds of This Series so surrendered shall be forthwith canceled and delivered to or upon the order of the Company.

          All Bonds of This Series executed, authenticated and delivered in exchange for bonds so surrendered shall be valid obligations of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the same lien and be entitled to the same benefits and protections as the bonds in exchange for which they are executed, authenticated and delivered.

          The Company shall not be required to make any exchange or transfer of Bonds of This Series either (i) during a period of 15 days next preceding any interest payment date but only if there is an existing default in the payment of interest on the Bonds of This Series or (ii) after the bonds so presented for exchange or transfer, or any portion thereof, have been drawn for redemption or have been called for redemption, but may do so at its option.

          SECTION 7. Pending the preparation of definitive Bonds of This Series the Company may from time to time execute, and, upon its written order, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary printed, lithographed or typewritten bonds, in registered form, substantially of the tenor of the bonds to be issued as herein-before recited, of any denomination specified in the written order of the Company for the authentication and delivery thereof, without coupons, and with such omissions, insertions and vari-ations as may be determined by the Board of Directors of the Company. Such temporary bonds may, in lieu of the statement of the specified redemption terms required to be set forth in Bonds of This Series in definitive form, include a reference to the Form of Bond of This Series set forth in Exhibit B annexed hereto for a statement of such redemption terms.

          If any such temporary Bonds of This Series shall at any time be so authenticated and delivered in lieu of definitive bonds, the Company shall without unreasonable delay at its own expense prepare, execute and deliver to the Trustee and there-upon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver in exchange therefor,

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without charge to the holder, definitive bonds of the same series for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith canceled by the Trustee and delivered to or upon the order of the Company. Until exchanged for definitive bonds, the temporary bonds shall in all respects be entitled to the lien and security of the Indenture and all supplemental indentures.

          SECTION 8. Definitive Bonds of This Series may be in the form of fully engraved bonds or bonds printed or lithographed with or without steel engraved borders or typewritten bonds.

          SECTION 9. In the event that an interest payment date or the maturity date or a date fixed for redemption of any Bonds of This Series shall not be a business day, then payment of interest, principal or the redemption price, as the case may be, need not be made on such date, but may be made on the next succeeding business day, with the same force and effect as if made on such interest payment date, maturity date or date fixed for redemption, and no interest shall accrue for the period after such date.


                                 ARTICLE II

                        ISSUE OF BONDS OF THIS SERIES

          Bonds of This Series may be executed, authenticated and delivered from time to time as permitted by the provisions of Article III of the Indenture.


                                 ARTICLE III

                    SINKING FUND FOR BONDS OF THIS SERIES

          The Bonds of This Series are not subject to redemption by operation of any sinking fund.


                                 ARTICLE IV

                     COVENANT WITH RESPECT TO DIVIDENDS

          SECTION 1. The Company covenants and agrees that, so long as any Bonds of This Series are outstanding, it will not declare or pay any dividend on its common stock (other than dividends payable solely in shares of its common stock) or make any other distribution on or purchase any shares of its common stock, unless, after giving effect to such dividend, distribution or purchase, the aggregate of all such dividends and distributions and all amounts applied to such purchases, subsequent to December 31, 1945, shall not exceed the earned surplus of the

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Company available for dividends on its common stock accumulated subsequent to
December 31, 1945.

          For the purposes of this Article IV, the earned surplus of the Company available for dividends on its common stock accumulated subsequent to December 31, 1945, shall be determined in accordance with sound accounting practice; provided, however, that (i) all direct charges to earned surplus, except charges occasioned by dividends (other than dividends payable solely in common stock of the Company) or other distributions on or purchases of shares of common stock of the Company, shall be deemed to be charges against earned surplus existing at December 31, 1945, to the extent thereof, and to such extent shall not diminish earned surplus accumulated subsequent to that date, and (ii) in no event shall profits or losses resulting from the sale or abandonment of mortgaged property or other capital assets, or taxes on or in respect of any such profits, be credited to or charged against earned surplus of the Company available for dividends on its common stock accumulated subsequent to December 31, 1945.

          The provisions of this Section 1 shall not apply to the acquisition of shares of common stock of the Company effected through the exchange of other shares of common stock of the Company, or otherwise acquired without expenditure of assets of the Company.

          SECTION 2. The Company covenants that, so long as any Bonds of This Series are outstanding, it will file with the Trustee within four months after the close of each calendar year, beginning with the calendar year in which Bonds of This Series are first issued, an accountant's certificate stating as of the end of such calendar year (i) the earned surplus of the Company available for dividends on its common stock accumulated subsequent to December 31, 1945 and
(ii) the aggregate amount of all dividends (other than dividends payable solely in shares of common stock of the Company) and other distributions on or purchases of shares of common stock of the Company subsequent to December 31, 1945.


                                  ARTICLE V

                                 THE TRUSTEE

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

                                 ARTICLE VI

                            INDENTURE AMENDMENTS

          SECTION 1. The following phrase shall be added to the end of subdivision (a) following the third paragraph of Section 1 of Article II of the
Indenture: "and the rate of interest applicable to the bonds of any series may vary or be adjustable from time to time in accordance with a formula or formulae determined or approved by the Board of Directors or pursuant to authority delegated by the Board of Directors as expressed in a Certified Resolution; provided, however, that the terms of any such series of bonds shall include a provision establishing a maximum, fixed rate of interest which shall be borne by the bonds of such series in the event that such variable rate or the rate as adjusted determined in accordance with such formula or formulae would exceed such fixed rate;"

          SECTION 2. For the purposes of the calculation required by the first paragraph of subdivision 3(e) of Article III of the Indenture (including any other provision of the Indenture referring to such subdivision), annual interest in respect of the Bonds of This Series shall be equal to the sum of (i) the sum of the amounts determined by multiplying the principal amount of each Note, if any, outstanding on the date of such calculation which bears a fixed rate of interest by such fixed rate, plus (ii) the amount determined by multiplying the aggregate principal amount of each Note, if any, outstanding on the date of such calculation which bear interest at rates which fluctuate or may fluctuate from time to time in accordance with indices specified in such Notes by 25% per annum plus (iii) the product of (x) 25% per annum and (y) the difference between (1) $45,000,000 and (2) the aggregate amount of Debt Securities outstanding on the date of such calculation (or, in the event that the calculation relates to the issuance of Additional Bonds, to be outstanding after giving effect to such issuance).


                                 ARTICLE VII

                          MISCELLANEOUS PROVISIONS

          Except in so far as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Indenture as supplemented by the Fifth, Seventh, Tenth and the Fourteenth through the Seventeenth Supplemental Indentures, and by this Supplemental Indenture, is in all respects ratified and confirmed; and the Indenture and said supplemental indentures shall be read, taken and construed as one and the same instrument.

          Nothing in this Supplemental Indenture is intended or shall be construed to give to any person or corporation, other than the parties hereto and the holders of bonds issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of bonds issued and to be issued under the Indenture and secured thereby.

          All covenants, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns whether so expressed or not.

          This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, MADISON GAS AND ELECTRIC COMPANY has caused this Supplemental Indenture to be executed by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and FIRSTAR TRUST COMPANY (formerly known as FIRST WISCONSIN TRUST COMPANY), as Trustee as aforesaid, has caused the same to be executed by one of its Vice-Presidents or

Assistant Vice-Presidents and its corporate seal to be hereunder affixed, duly attested by its Secretary or one of its Assistant Secretaries, as of the day and year first above written.

                              MADISON GAS AND ELECTRIC COMPANY,


                              By
                                -----------------------------------
                                David C. Mebane
                                President, Chief Executive
                                Officer and Chief Operating
                                Officer

Countersigned:


- ------------------------------
Gary J. Wolter
Vice President - Administration
   and Secretary

Signed, sealed, acknowledged
   and delivered by Madison
   Gas and Electric Company in
   the presence of:


- ------------------------------                [CORPORATE SEAL]
     Joseph T. Krzos


- ------------------------------
     Linda L. Schaak

                                    FIRSTAR TRUST COMPANY,
                                       as Trustee,


                                    By
                                      ----------------------------
                                      Joseph S. Quinn
                                      Vice President

Countersigned:


- ------------------------------
     Thomas P. Coughlin
     Assistant Secretary

Signed, sealed, acknowledged
   and delivered by Firstar Trust
   Company (formerly known as First
   Wisconsin Trust Company) in
   the presence of:


- ------------------------------                [CORPORATE SEAL]
     Yvonne Siira


- ------------------------------
     Julieann Matthews

STATE OF WISCONSIN  )
                    )  SS:
DANE COUNTY         )



          Personally came before me this ___ day of ___________, 1994, David C. Mebane, to me known to be the President, Chief Executive Officer and Chief Operating Officer, and Gary J. Wolter, to me known to be the Vice President - Administration and Secretary, of the above-named MADISON GAS AND ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors, and said David C. Mebane and Gary J. Wolter then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

          Given under my hand and notarial seal this _____ day of _____________, 1994.


                              ___________________________________
                              Nancy J. Harrington
                              Notary Public, State of Wisconsin


My commission expires: October 8, 1995

                                              [NOTARY SEAL]

STATE OF WISCONSIN  )
                    )  SS.:
MILWAUKEE COUNTY    )



          Personally came before me this _____ day of __________, 1994, Joseph
S. Quinn, to me known to be a Vice President, and Thomas P. Coughlin, to me known to be an Assistant Secretary, of the above-named FIRSTAR TRUST COMPANY (formerly known as FIRST WISCONSIN TRUST COMPANY), one of the corporations described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors, and said Joseph S. Quinn and Thomas P. Coughlin, then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

          Given under my hand and notarial seal this ___ day of ______________, 1994.


                              ___________________________________
                              Julieann Matthews
                              Notary Public, State of Wisconsin


My commission expires June 23, 1996.

                                              [NOTARY SEAL]



This instrument drafted by:

Thomas C. Judge, Esq.
Michael, Best & Friedrich
100 East Wisconsin Avenue
Milwaukee, Wisconsin  53202-4108

                                 EXHIBIT "A"

                  To the Eighteenth Supplemental Indenture


          The Property of the Company, acquired after execution and delivery of the Seventeenth Supplemental Indenture, referred to in paragraph First, at page
                                                                 -----
2 of the foregoing Eighteenth Indenture, located in the counties named below, in the State of Wisconsin, is described as follows:

                    [To be inserted at time of execution]

                                 EXHIBIT "B"

                  To the Eighteenth Supplemental Indenture

                        (Form of Bond of This Series)

          THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE
          ---------------------------------------------------------------------
INDENTURE OF TRUST, DATED AS OF MARCH 1, 1994, FROM MADISON GAS AND ELECTRIC
- ----------------------------------------------------------------------------
COMPANY TO M&I FIRST NATIONAL BANK, AS TRUSTEE, OR IN THE EXERCISE OF RIGHTS AND
- --------------------------------------------------------------------------------
REMEDIES UNDER THE NOTE INDENTURE DEFINED BELOW.
- -----------------------------------------------

                      MADISON GAS AND ELECTRIC COMPANY

                      First Mortgage Bonds, 2029 Series

                            Due January 15, 2029

No.                                                 $
   ---------                                          ------------

          MADISON GAS AND ELECTRIC COMPANY (hereinafter called the "Company"), a corporation of the State of Wisconsin, for value received, hereby promises to pay to or registered assigns, on January 15, 2029 (or on such earlier date or dates as of which any of the Notes (as hereinafter defined) shall mature (each such date being hereinafter referred to as a "Maturity Date), the sum of

Dollars in lawful money of the United States of America, and to pay interest thereon with respect to any interest payment date at the rate equal to such rate or rates per annum as shall cause the aggregate amount of interest payable on this bond to equal the aggregate amount of interest payable on the Notes on such date or 25% per annum, whichever is less, in like lawful money, payable on the fifteenth day of January and July in each year until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the indentures hereinafter mentioned. The principal of, premium, if any, and interest on this bond shall be payable in lawful money of the United States of America in immediately available funds to the person in whose name this bond is registered, at the address thereof appearing on the registry books of the Company, except that final payment hereon shall be made to such person upon presentation and surrender hereof at the principal office of the Trustee hereinafter referred to. So long as there shall be no existing default in the payment of interest on this bond, the interest payable hereon on any interest payment date shall be payable to the person in whose name this bond is registered at the close of business on the 10th business day prior to such interest payment date, notwithstanding any transfer or exchange of this bond subsequent to such record date and on or prior to such interest payment date. If and to the extent the Company shall default in the payment of interest on such interest payment date, such defaulted interest shall, upon the subsequent payment thereof, be paid to the person in whose name this bond is registered on the date of such payment.

          This bond is one, of the series hereinafter specified, of the bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, duly executed by the Company to First Wisconsin Trust Company (now known as Firstar Trust Company), Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the bearers or registered owners of the bonds and of the Trustee in respect of such security. As provided in the Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided.

          This bond is one of a series created by the Eighteenth Supplemental Indenture, dated as of March 1, 1994, between the Company and the Trustee (the "Supplemental Indenture"), which is supplemental to the Indenture. The bonds of this series (hereinafter called the "Bonds of This Series") are issued in order to secure the Company's obligation to pay the principal of, premium, if any, and interest on the Company's Secured Medium-Term Notes, Series A (the "Notes"), issuable by the Company from time to time under and pursuant to an Indenture dated as of March 1, 1994 (the "Note Indenture"), executed and delivered by the Company to M&I First National Bank, as trustee (the "Note Trustee"). The Notes are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Bonds of This Series. Upon certain terms and conditions, amounts paid by the Company for the purchase or redemption of the Notes shall be applied against payment obligations in connection with the Bonds of This Series and to the extent so applied shall satisfy a like amount otherwise due in respect of the Bonds of This Series.

          To the extent permitted by the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the bearers or registered owners of the bonds and coupons may be made, and compliance with the Indenture or any such supplemental indenture may be waived, with the consent of the Company, by an affirmative vote of the bearers or registered owners of not less than 66-2/3% in principal amount of the bonds entitled to vote at a meeting of bondholders called and held as provided in said

Indenture and by an affirmative vote of not less than 66-2/3% in principal amount of the bonds entitled to vote of each series affected by such modification or alteration or waiver in case one or more, but less than all, of the series of bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration or waiver shall be made which will (a) affect the terms of payment of the principal of, or premium, if any, or interest on, this bond, or the right of the registered owner hereof to institute suit for the enforcement of any such payment on or after the respective due dates expressed in this bond, or (b) otherwise than as permitted by the Indenture, permit the creation by the Company of any mortgage lien ranking prior to or on a parity with the lien of the Indenture or of any indenture supplemental thereto, with respect to any property covered thereby, or give to any bond or bonds secured by the Indenture any preference over any other bond or bonds so secured, or deprive any bondholders of the security afforded by the lien of the Indenture, or (c) reduce the percentage in principal amount of the bonds required to authorize any such modification or alteration or waiver; all as more fully provided in the Indenture.

          On each Maturity Date and on any other date on which the principal amount of the Bonds of This Series shall become due and payable, principal on the Bonds of This Series shall be payable in an amount equal to the lesser of
(i) $45,000,000 and (ii) the aggregate principal amount of the Notes maturing on such date.

          In the event that the Trustee or the Company is notified by the Note Trustee that (a) an event of default under the Note Indenture has occurred and is continuing, and (b) the Note Trustee has declared the principal of all Notes then outstanding immediately due and payable thereunder, then the Company shall call for redemption and redeem all of the Bonds of This Series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the Bonds of This Series such event of default is waived or notice withdrawn.

          Notice of any redemption as hereinbefore described shall be mailed at least 30 and not more than 45 days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company's books for registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture and provided that such notice may be waived as set forth in the Note Indenture. In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only (a) upon presentation of this bond for notation hereon of such payment, (b) upon surrender of this bond in exchange for a Bond or Bonds of This Series (but only of authorized denominations) for the unredeemed balance of the principal amount of this bond, or (c) upon receipt by the Company and the Trustee of a written commitment as provided in Section 2 of
Article I of the Supplemental Indenture.

          In case an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable in the manner, and with the effect, and subject to the conditions provided in the Indenture.

          If and when any Notes are purchased by the Company and surrendered to the Note Trustee for cancellation, or the principal of any Notes is redeemed or paid by the Company, or any Additional Bonds (as defined in the Supplemental Indenture) are issued by the Company, then there shall be deemed to have been paid, or in the case of mandatory or optional redemption of any Notes, correspondingly redeemed, a principal amount of the Bonds of This Series then outstanding equal to the principal amount of the Notes so purchased, redeemed or paid or Additional Bonds so issued; provided, however, that with respect to the Notes such payment or redemption of the Bonds of This Series shall be deemed to have been made only when and to the extent that notice of such purchase, redemption or payment of such Notes is given by the Company to the Trustee.

          This bond is not transferable except to the Note Trustee, or any successor trustee, or in the exercise of rights and remedies consequent upon an event of default under the Note Indenture. To the extent that it is transferable, it is transferable by the registered owner hereof in person, or by attorney duly authorized in writing, at the principal office of the Trustee in the City of Milwaukee, Wisconsin, or at the principal office of any successor in trust, upon presentation and surrender of this bond, accompanied by a written instrument of transfer duly executed by the registered owner or a duly authorized attorney, with the signature guaranteed to the satisfaction of the Trustee. Upon any such transfer a new registered Bond of This Series in the same aggregate principal amount will be issued to the transferee in exchange therefor, and in the manner provided in the Supplemental Indenture, Bonds of This Series may at the option of the registered owners (or, in certain instances specified in the Supplemental Indenture, at the direction of the Company), and upon surrender at said office of the Trustee, or of any successor in trust, be exchanged for Bonds of This Series of the same aggregate principal amount in larger or smaller authorized denominations, all without charge (except for any stamp tax or other governmental charge).

          The Company and the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stock-holders, directors or officers being waived and released by every owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

          This bond shall not be valid or become obligatory for any purpose unless and until the certificate hereon shall have been executed by the Trustee or its successor in trust under the Indenture.

          IN WITNESS WHEREOF, MADISON GAS AND ELECTRIC COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated:                         MADISON GAS AND ELECTRIC COMPANY,


                               By
                                 ----------------------------------
                                     David C. Mebane
                                     President, Chief Executive
                                     Officer and Chief Operating
                                     Officer

Attest:


- ------------------------------
Gary J. Wolter
Vice President - Administration
   and Secretary



[CORPORATE SEAL]

                       (Form of Trustee's Certificate)


          This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture and Eighteenth Supplemental Indenture.


                                    FIRSTAR TRUST COMPANY,
                                       as Trustee,


                                    By
                                      --------------------------------
                                            AUTHORIZED OFFICER

                         (Form of Prepayment Record)

                              PREPAYMENT RECORD

                         Principal Amount of Bond $
                            Due January 15, 2029


Prepayments on and Redemptions of Principal
- -------------------------------------------


                                 Balance             Signature of Authorized
Amount           Date           Outstanding             Officer and Title
- ------           ----           -----------          -----------------------